Exhibit 10.15

United States

INVESTMENT TECHNOLOGY GROUP, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN
VARIABLE COMPENSATION STOCK UNIT AWARD PROGRAM SUBPLAN

20XX GRANT NOTICE (TIME-BASED AWARDS)

Investment Technology Group, Inc. (the “Company”), pursuant to Section 6 of its Variable Compensation Stock Unit Award Program Subplan (the “Program”), hereby grants to you as a Participant under the Program, Stock Units representing a generally nontransferable right to receive one share of Company Stock with respect to each underlying Stock Unit at a specified future date (the “Grant”), subject to all of the terms and conditions as set forth herein, the Program and the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”).1  Notwithstanding any provision of the Program, no Dividend Equivalents shall be credited on the Stock Units.  All capitalized terms herein that are not otherwise defined shall have the meanings ascribed to such terms in the Program or Plan, as applicable.

Participant:
Date of Grant:
Number of Basic Stock Units subject to Grant:
Number of Matching Stock Units subject to Grant:

Vesting Schedule: The Basic Units subject to this Grant shall vest in equal annual installments on each of the first, second and third anniversaries of the Date of Grant if the Participant remains continuously employed by the Company or its Subsidiaries through, and is in Good Standing (as defined below) on, each applicable vesting date. The Matching Units granted with respect to the Basic Units subject to this Grant shall vest 100% on the third anniversary of the Date of Grant if the Participant remains continuously employed by the Company or its Subsidiaries through, and is in Good Standing on, such date.  The Basic Units and Matching Units are subject in all respects to the vesting provisions set forth in Section 6(c) of the Program.  For purposes of this Grant, “Good Standing” means the Participant is actively employed by the Company or its Subsidiaries on the applicable vesting date and has not given a notice of resignation to, or received a notice of termination from, the Company or any of its Subsidiaries prior to such date.

Settlement:  The Participant shall receive shares of Company Stock in settlement of the Basic Units and Matching Units in accordance with the terms of the Program, subject to the collection of applicable taxes in connection with the issuance of Company Stock.

Violation of Code of Conduct; Forfeiture of Unvested Basic Units and Matching Units:  If, prior to the date the Basic Units and Matching Units otherwise become vested in accordance with the vesting schedule set forth above the Participant materially breaches the Company’s Code of Business Conduct and Ethics, as such material breach is determined by the Compensation Committee of the Board of Directors of the Company (the “Board”), or any other committee appointed by the Board to administer the Program (the “Compensation Committee”) in its sole discretion, the Compensation Committee may determine, in its sole discretion, that the Basic Units and Matching Units shall cease to vest effective as of the date of the Participant’s material breach, subject to compliance with applicable law.

[1]

The Plan, Plan prospectus, and Program are available on ITG Exchange.  In addition, paper copies of the Plan, Plan prospectus and Program are available upon request by contacting the Legal Department of the Company at ITG_Legal.

Recoupment Policy:  You agree that you will be subject to any compensation clawback or recoupment policies that may be applicable to you as an employee of the Company or any of its affiliates, as in effect from time to time and as approved by the Board or the Compensation Committee, whether or not approved before or after the Date of Grant.

Acknowledgements: You acknowledge receipt of this Grant Notice, the Program, the Plan and the Plan prospectus.1  You further acknowledge that this Grant is made under, and governed by the terms and conditions of, the Plan and the Program except as otherwise set forth herein and you agree to be bound by such terms.  The Compensation Committee has the authority to interpret and construe this Grant pursuant to the terms of the Program and the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

INVESTMENT TECHNOLOGY GROUP, INC.	PARTICIPANT

By:	By:
Name:	Brokerage Name:
Title:	Brokerage Account Number:
Date:	Date: